Monday, April 22, 2002

POWER GENERATION LICENSE

This License is made this ____ th day of April, 2002, by Rand Energy Group, Inc., U.S.A. and Oregon Corporation ("REGI U.S." herein) having a place of business at Point Roberts, Washington: Reg Technologies, Inc., a Canadian Company with its principal place of business at Richmond, B.C., Canada, ("Reg" herein); Rand Energy Group, Inc., a Canadian Company with its principal offices in Richmond, B.C., Canada: ("Rand Energy" herein) (collectively, Reg, REGI U.S. and Rand Energy are, unless otherwise indicated, referred to herein as "Reg") and Rotary Power Generation, Incorporated, a California Corporation which has its primary office in Orange, CA ("RPGI" herein).

WITNESSETH

Whereas, Reg owns a fifty-one percent (51%) interest in Rand Energy which owns know-how and patent rights in rotary engine technology referred herein as "Rand Cam™ Direct Charge Engine Technology" and "Rand Cam™ Diesel Engine Technology" and "Rand Cam™ Cold Turbine Engine Technology" (these three terms are defined below); and,

Whereas, REGI U.S. controls certain rights of ownership in the United States to the three stated technologies; and,

Whereas, RPGI has examined certain preliminary information and technical data provided by Reg concerning these Rand Cam™ Technologies and wishes to investigate and otherwise define the costs of manufacture and profitability of "Power Generation Products" using such technology; and.

Whereas, Reg and RPGI have expressed a mutual interest in negotiating a license agreement, as hereinafter outlined, for the manufacture and sale of RPGI Products using said technology if the studies referred to in the preceding paragraph meet the expectations of the parties hereto and if other contingencies of each party are met;

Now, Therefore, in consideration of the foregoing premises, the agreements hereinafter set out and other good and valuable consideration not recited herein, the parties hereto have agree as follows:

I. DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings:

(a) "Rand Cam™ Direct Charge Engine Technology" means a positive displacement, electrical ignition, machine which consists of a rotor with multiple axial vanes forming combustion chambers as a rotor and vanes rotate in a cam shaped housing. This cam housing is referred to as a stator, which contains a toroidal trough of varying depth, machined into each stator.

(b) "Rand Cam™ Diesel Engine Technology" means a positive displacement, compression ignition, machine, which consists of a rotor with multiple axial vanes forming combustion chambers as a rotor and vanes rotate in a cam shaped housing. This cam housing is referred to as a stator, which contains a toroidal trough of varying depth machined into each stator.

(c) "Rand Cam™ Compressor Technology" means a positive displacement machine whose purpose is to compress a compressible fluid such as air from a lower pressure to a higher pressure, which consists of a rotor with multiple axial vanes forming compression chambers as a rotor and vanes rotate in a cam shaped housing. This cam housing is referred to as a stator, which contains a toroidal trough of varying depth machined into each stator.

(d) "Rand Cam™ Expander Technology" means a positive displacement machine whose purpose is to expand a compressible fluid such as air from a higher pressure to a lower pressure thus generating positive power, which consists of a rotor with multiple axial vanes forming expansion chambers as a rotor and vanes rotate in a cam shaped housing. This cam housing is referred to as a stator, which contains a toroidal trough of varying depth machined into each stator.

(e) "Rand Cam™ Cold Turbine Technology" means a Brayton Cycle (Gas Turbine Cycle) machine consisting of one or more "Rand Cam™ Compressors" used as compressors in the Brayton Cycle and one or more "Rand Cam™ Expanders" used as the expanders (turbines) in the Brayton Cycle machine.

(f) "RPGI Power Generation Products" means equipment utilizing the various Rand Cam™ Technologies along with other technologies to generate electrical power. RPGI intends to design, manufacture and market electrical power generation equipment utilizing "Rand Cam™ Direct Charge Engine Technology" engines, "Rand Cam™ Diesel Engine Technology" engines and "Rand Cam™ Cold Turbine Technology" engines. Engines produced by RPGI will be used exclusively for electrical power generating equipment produced by RPGI and replacement engines and parts for said equipment, (i.e., no "loose engine sales) except as specifically agreed by Reg.. "The Technology" shall mean the Rand Cam™ Direct Charge Engine Technology, Rand Cam™ Diesel Engine Technology, Rand Cam™

Compressor Technology, Rand Cam™ Expander Technology and Rand Cam™ Cold Turbine Technology as embodied in know-how, formulae, processes, designs, sketches, photographs, plans, drawings, specifications samples, models, reports, studies, findings, invention and ideas and other means of conveying information whether any of the foregoing is adapted to use in manufacture or not.

(g) "Invention" means discoveries, concepts, and ideas, whether patentable or not, that go beyond minor, routine modifications, including, but not limited to processes, methods, formulae and techniques as well as improvements thereto and extensions thereof.

(h) "Reg's Technical Information" means any Technical Information in the possession of Reg as of the effective date which relates to any of the aforementioned Rand Cam™ technologies which Reg may disclose to RPGI and which in Reg's opinion may be useful in accomplishing the purposes of this Agreement.

(i) "Reg Patent Rights" means patents and patent applications of all countries which contain claims which cover one or more features of Reg Technical Information and which are based on Inventions conceived or reduced to practice as of the effective date by Reg or its employees or by others as to those Inventions Reg has the right to make the grants provided by this Agreement, subject, however, to the conditions under which Reg acquires the right from said others to make said grants.

(j) "Proprietary Information" shall mean (i) that written technical information stated in writing to be considered "Proprietary Information" and (ii) that orally disclosed technical information that is promptly reduced to writing and stated in writing to be considered as "Proprietary information". Such Proprietary Information shall not include technical or business information which:

a. was in the possession of the receiving party prior to receiving it from the delivering party; or

b. is or becomes a part of the public knowledge or literature by acts other than those of the receiving party after receiving it; or

c. is or becomes available to the receiving party without restriction on its use or disclosure from a source other that the delivering party; or

d. is or becomes available to a third party on an unrestricted basis; or

e. is transmitted by the delivering party to the receiving party after receiving notification in writing from the receiving party that it does not desire to receive any further Proprietary Information

(k) "Study Information" means the Proprietary Information produced as a result of undertaking the performance of the Study portion of this Agreement (Twelve (12) months) whether produced by the efforts of

contributions of RPGI or Reg, the use and ownership of which shall be governed by the terms and conditions of this Agreement as hereinafter defined and provided.

II. Handling and Ownership of Proprietary and Study Information

(a) Both parties agree to treat the other party's Proprietary Information and the Study Information as proprietary for a period of five (5) years from the date received and will protect such Proprietary and Study Information with the same degree of care it uses to protect its own proprietary information of like kind. There shall be no restrictions on the handling of information, which is not Proprietary, or Study Information as defined herein.

(b) Study Information, which relates and applies only to the Technology, shall belong exclusively to Reg regardless of which party developed or was responsible for the invention of such Study Information. When requested by Reg in writing, RPGI shall execute and deliver patent or invention assignments or such other documentation as may be reasonably required to allow Reg to perfect patent claims or ownership of Study Information, which relates or applies only to the Technology.

(c) Where Study Information has application or use outside the Technology, Reg shall, upon RPGI's written request, promptly grant RPGI a non-exclusive, worldwide, royalty free License to use such Study Information. Such License shall allow RPGI to sub-license such Study Information without the prior written consent of Reg.

(d) It shall be the responsibility of Reg to pursue and pay for the costs of protecting the Study Information through patent or copyright claims, however, when Reg has elected not to pursue formal protection of such Study Information and RPGI desires to pursue and provide further protection, such as Patent or Copyright claims, it will first make written demand upon Reg that it provide such protection. Such written demand shall provide a description of the Study Information with sufficient specificity to reasonable allow Reg to identify and evaluate such Study Information. If Reg notifies RPGI in writing that it does not chose to provide such protection within thirty (30) days of such notice, or if RPGI receives no written assurance that Reg will pursue such additional protection within thirty (30) days of such written notice from RPGI, RPGI shall be free to pursue such additional protection at its own costs and expense. In the event, after compliance with the notice requirements hereof, RPGI elects to pursue such additional protection, then the ownership of that specifically identified Study Information shall become the Proprietary Information of RPGI.

(e) Upon Reg's written request, RPGI shall promptly grant Reg a non-exclusive, worldwide, royalty free License to use that Study Information which RPGI has acquired ownership of under the provisions of the

preceding paragraph. Such License shall not allow Reg to sub-license such Study Information without the prior written consent of RPGI.

(f) Both Parties agree that each will require all their respective officers, employees or consultants who have or will be granted access to Proprietary and Study Information to execute mutually acceptable assignments of inventions agreements and mutually acceptable Confidentiality and Non-Circumvention Agreements prior to their being granted access to Proprietary or Study Information.

III Licensing Agreement for the Manufacture and Sale of Products

(a) Reg hereby grants an exclusive worldwide License to RPGI for the Manufacture and Sale of Power Generating Equipment utilizing Rand Cam™ Technology (the "RPGI License).

(b) RPGI hereby agrees in good faith to perform a twelve (12) month duration Study of the design, analysis, manufacturing costs, risk assessment and marketing analysis to validate the risk and profitability of the product.

(c) At the conclusion of the study RPGI has the option of terminating this agreement without penalty, or paying an initial license pay of $100,000.00 U.S. to REG to maintain the RPGI License.

(d) RPGI will pay Reg a six (6) percent royalty on the sales of engines, parts & service and fifty (50) percent of sublicense fees and royalties utilizing Rand Cam™ Technology used in electrical power generating equipment.

(e) Five (5) years from the date of this Agreement the minimum annual royalty and/or sublicensing fees payment shall be $500,000.00 U.S. If Reg does not receive this minimum payment on an annual basis, Reg shall have the right to revoke the RPGI license.

(f) All improvements and extensions made to the Technology by RPGI, other than the Study Information, shall be the property of RPGI. It shall be the responsibility of RPGI to pursue and pay for the costs of protecting such improvements and extensions through patent or copyright claims, however, when RPGI has elected not to pursue formal protection of such improvements and extensions and Reg desires to pursue and provide further protection, such as Patent or Copyright claims, it will first make written demand upon RPGI that it provide such protection. Such written demand shall provide a description of the subject improvement and extensions with sufficient specificity to reasonable allow RPGI to identify and evaluate such improvement and extensions. If RPGI notifies Reg in writing that it does not chose to provide such protection within thirty (30) days of

such notice, or if Reg receives no written assurance that RPGI will pursue such additional protection with thirty (30) days of such written notice from Reg, Reg shall be free to pursue such additional protection at its own costs and expense. In the event, after compliance with the notice requirements hereof, Reg elects to pursue such additional protection, then the ownership of these specifically identified improvements and extensions shall become the Proprietary Information of Reg.

(g) Upon RPGI's written request, Reg shall promptly grant RPGI a non-exclusive, worldwide, royalty free License to use the extensions and improvements which Reg has acquired ownership of under the provisions of the preceding paragraph. Such License shall not all RPGI to sub-license such extensions and improvements without the prior written consent of Reg.

(h) That RPGI will promptly grant Reg a non-exclusive, worldwide, royalty free License to use the extensions and improvements which RPGI acquired ownership of under the provisions of paragraph (f). Such License shall allow Reg to sub-license such extensions and improvements without the prior written consent of RPGI.

(i) Reg will indemnify RPGI from all potential patent infringement and other claims brought by outside parties and offers clear and unobstructed use of license granted herein to RPGI.

(j) RMPI agrees to pay REGI $150.00 per hour for Patrick Badgley's or REGI's qualified engineer consulting work done on the Rand Cam™ technology for RMPI during the term of this agreement to be paid monthly.

IV. GENERAL PROVISIONS.

(a) Independent Contractors: The parties to this Agreement are independent contractors. Neither party is an agent or representative of the other party. Neither party shall have any right, power or authority to enter into any understanding for or on behalf of, or incur any obligation or liability of, or to otherwise bind the other party. This Agreement shall not be interpreted or construed to create an association, joint venture or partnership between the parties or to impose any partnership obligations or liability upon either party.

(b) Neither party makes any warranties to each other or any other person or entity, whether express, implied or statutory, as to the description, quality, merchantability, completeness or fitness for any purpose of any

services of information provided hereunder or described herein, or as to any other matter al of which warranties are hereby excluded and specifically disclaimed.

(c) Agreement. If this Agreement should be submitted to a Court other than one in the State of California, it is their intention that all Laws of the State of California be applied to the interpretation and enforcement of this State of California Agreement except as to matters pertaining to procedure and the application of the rules governing a conflict of Laws, in which case the laws of the forum of the Court having jurisdiction of any matter included in the Agreement shall be applied. Applicable Laws. The parties have agreed that he Laws of the shall be applicable to the interpretation and enforcement of this

(d) Defaults and Breaches. In the event of default hereunder or a breach hereof, the party asserting the default or breach shall notify the other party in writing of the particulars of the default or breach. The other party shall have a period of forty--five (45) days to correct such default or breach on all matters except the payment of moneys or funds or the performance of an RFS in which cases the notice period shall be ten (10) days. If the defaulting party corrects the items of default or breach included in the written notice within the grace period, the default is cured and may not be used as an item of default or breach hereunder again.

(e) Proceedings in Courts or Before Regulatory Agencies. It is the Agreement of the parties that the submission of any legal or regulatory proceedings hereunder shall be instituted in the United States of America. If the matter is largely a matter of civil law, the matter will be submitted to a Court of Competent Jurisdiction in the State of California. The losing party in the court or regulatory proceeding shall pay all costs including reasonable attorney's fees, costs of discovery, and costs of court incurred by the prevailing party.

(f) Notices. Any and all notices required to be given in writing hereunder may be given by ordinary mail. When ordinary mail is used for delivery within the United States of America, the delivery thereof will be presumed to have been made five (5) days following the post office mark on the envelope thereof. Other means of delivery of notice may be utilized, however the burden of proof of delivery thereof rests with the sender of such notices. Notices will be considered properly addressed for delivery as follows:

To RPGI: Mr. Robert D. Stoddart ------------------------------President

Rotary Power Generation, Inc.

6229 West View Drive

Orange, CA 92869

To Reg. Mr. John Robertson ----------------------------President
Rand Energy Group
3011 Viking Way, Suite 120
Richmond, BC Canada V6V 1W1

The parties may change their respective addresses for purposes of this provision by notifying the other party in writing by April 15, 2002

Further the parties saith not>

"Reg"	"RPGI"
REGI U.S., Inc.	Rotary Power Generation, Inc.
Reg Technologies, Inc.	
Rand Energy Group, Inc.	
By: " JOHN ROBERTSON "	By: " ROBERT STODDART "
John Robertson, President	Robert D. Stoddart, President
Date ____________	Date____________